EXHIBIT 10.1

RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT (this “Agreement”) dated as of May 28, 2015 (the “Effective Date”) to the Original Series A Warrants, the Original Series B Warrants and the Original Series C Warrants (as each term is defined below) is entered into by TapImmune Inc., a Nevada corporation (the “Company”), and [----------](the “Holder”) of the Original Series A Warrants, the Original Series B Warrants and the Original Series C Warrants.

Recitals

WHEREAS, the Company issued (i) Series A Warrants to purchase Common Stock (the "Original Series A Warrants") to the Holder on January 13, 2015, (ii) Series B Warrants to purchase Common Stock (the "Original Series B Warrants") and (iii) Series C Warrants to purchase Common Stock (the "Original Series C Warrants", and together with the Original Series A Warrants and Original Series B Warrants, the "Original Warrants") pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of January 12, 2015 by and among the Company and investors party thereto, including the Holder.

WHEREAS, the parties are having a dispute (the "Dispute") as to whether the issuance by the Company of shares of the Company's Common Stock and five series of warrants to Eastern Capital Limited on or around March 9, 2015 (the "Eastern Transaction") triggered an adjustment to the exercise price in the Original Series A Warrants;

WHEREAS, in settlement of the above Dispute, the parties desire that the Original Warrants be amended as set forth in this Agreement; and

NOW,  THEREFORE,  in  consideration  of  the  foregoing,  and  of  the  mutual  representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1. Defined Terms.  Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Original Warrants.

Section 2.                      Amendments to Original Warrants.

(a)	Original Series A Warrant.

(i)	Section 1(a) of the Original Series A Warrants is hereby amended to delete the reference to "$1.50" and replace such reference with "$0.10".

(ii)	The first sentence of the first paragraph of the Original Series A Warrants is hereby amended and restated in its entirety as follows:

Taplmmune Inc., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [------------------], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after November 28, 2015 but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [--------] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the "Warrant Shares").

(iii)
Section 16(j) of the Original Series A Warrants is hereby amended to add the following language to the end of the definition of "Excluded Issuance": "; (iv) the issuance of up to 1,000,000 shares of Common Stock in the aggregate to one or more investor relations firms or consultants, as the case may be, as full or partial payment to such firms or consultants for services rendered or to be rendered to the Company in any twelve-month period beginning on the date of this Agreement, provided that such shares are not registered and do not have registration rights of any kind, and further provided, that no more than 300,000 shares of Common Stock in the aggregate may be given directly or indirectly to any one such firm or consultant; (v) the reserve and issuance of an additional 2,500,000 options pursuant to the Company’s Omnibus Stock Option Plan, which shall be amended promptly, if necessary, and any additional options that may be reserved or issued on a pro-rata basis as a result of the exercise of this Series A Warrant or any other Warrant originally issued to the Holder."

(b)	Original Series B Warrant

(i)	Section 1(a) of the Original Series B Warrants is hereby amended to delete the reference to "$0.40" and replace such reference with "$0.20".

(ii)	The first sentence of the first paragraph of the Original Series B Warrants is hereby amended and restated in its entirety as follows:

Taplmmune Inc., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [------------------], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the Issuance Date but not after 11 :59 p.m., New York time, on the Expiration Date (as defined below), [--------] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the "Warrant Shares").

(iii)	Section 5 of the Original Series B Warrants is hereby amended and restated in its entirety as follows:

5           MANDATORY EXERCISE.  If at any time from and after the Issuance Date (i) the VWAP of the Common Stock listed on the Principal Market equals or exceeds $0.50 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the Issuance Date) for not less than ten (10) consecutive Trading Days (the "Mandatory Exercise Measuring Period") and (ii) no Equity Conditions Failure (as defined below) has occurred (unless the Holder has waived such Equity Conditions Failure) as of such date (clauses (i) and (ii), the "Mandatory Exercise Conditions"), then the Company shall have the right to require the Holder to exercise all or any portion of this Warrant still unexercised for a cash exercise, as designated in the Mandatory Exercise Notice on the Mandatory Exercise Date (each as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 1 hereof at the Exercise Price as of the Mandatory Exercise Date (as defined below) (a "Mandatory Exercise").  The Company may exercise its right to require exercise under this Section 5 by delivering within not more than two (2) Trading Days following the end of such Mandatory Exercise Measuring Period a written notice thereof by facsimile and electronic mail to the Holder (the "Mandatory Exercise Notice" and the date that the Holder received such notice is referred to as the "Mandatory Exercise Notice Date").  The Mandatory Exercise Notice shall be irrevocable.  The Mandatory Exercise Notice shall (x) state (I) the Trading Day on which the Mandatory Exercise shall occur, which shall be the third Trading Day following the Mandatory Exercise Notice Date (the "Mandatory Exercise Date") and (II) the aggregate number of Warrants which the Company has elected to be subject to such Mandatory Exercise from the Holder (the "Mandatory Exercise Amount") pursuant to this Section 5 and (y) certify that the Mandatory Exercise Conditions have been satisfied.  The Mandatory Exercise thereunder may only occur on the Mandatory Exercise Date if there is no Equity Conditions Failure (unless the Holder has waived such Equity Conditions Failure) during the ten (10) consecutive Trading Day period that occurs immediately prior to the Mandatory Exercise Date (the "Mandatory Exercise Bring-Down Conditions").  The Company shall deliver to the Holder a notice no later than 10:00 a.m., New York Time, on the Mandatory Exercise Date (the "Bring-Down Notice"), which notice shall certify whether or not the Mandatory Exercise Bring-Down Conditions have been satisfied.  If the Mandatory Exercise Bring-Down Conditions have not been satisfied at such time (and are not waived by the Holder), the Mandatory Exercise Notice will be null and void, ab initio.  Notwithstanding anything to the contrary in this Section 5, until the Mandatory Exercise has occurred, the Mandatory Exercise Amount may be exercised, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 1.  The Company covenants and agrees that it will honor all Exercise Notices tendered from the time of delivery of the Mandatory Exercise Notice until the Mandatory Exercise has occurred.  Unless otherwise indicated by the Holder, all Warrants exercised by the Holder after the Mandatory Exercise Notice Date shall reduce the Mandatory Exercise Amount of this Warrant required to be exercised on the Mandatory Exercise Date.  Upon an Equity Conditions Failure, the Holder may revoke any Exercise Notice delivered after the Mandatory Exercise Notice is received by the Holder, and the Company, within one (1) Business Day of such revocation, shall return the Aggregate Exercise Price applicable to any such Exercise Notice(s) to the Holder by wire transfer of immediately available funds and any Warrants so exercised shall be deemed reinstated and returned to the Holders, if applicable.  Delivery of any shares of Common Stock issuable pursuant to a Mandatory Exercise shall be made electronically to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal at Custodian system in accordance with the provisions of Section 1 above.

Notwithstanding anything to the contrary contained herein, if the Holder’s obligation to exercise this Warrant upon a Mandatory Exercise would result in the Holder exceeding the Maximum Percentage, the Holder shall still be required to exercise the Warrants and pay the Exercise Price for all Warrant Shares (without regard to the Maximum Percentage), but the Holder shall not be entitled to receive any shares of Common Stock to the extent such shares of Common Stock would result in the Holder exceeding the Maximum Percentage (the “Excess Shares”) (or the beneficial ownership of, including voting rights with respect to, any such Excess Shares) and any Excess Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage.

(iv)	The Original Series B Warrants are hereby amended by adding the following definitions to Section 16:

"Equity Conditions" means each of the following conditions: (i) a registration statement shall be effective and available for the issuance or resale of all remaining Warrant Shares issuable upon exercise of this Warrant; (ii) the Company shall have delivered all shares of Common Stock upon exercise of all warrants previously exercised by the Holder, including under this Warrant, in each case in accordance with the terms of the applicable warrants; (iii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iv) the Holder shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or any of their respective agents or affiliates; and (v) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market. For point of clarification, the non-delivery of shares of Common Stock as a result of their designation as "Excess Shares" shall not constitute an Equity Conditions Failure.

"Equity Conditions Failure" means that on any day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(c)	Original Series C Warrant

(i)	Section 1(a) of the Original Series C Warrants is hereby amended to delete the reference to "$1.00" and replace such reference with "$0.50".

(ii)	The first sentence of the first paragraph of the Original Series C Warrants is hereby amended and restated in its entirety as follows:

Taplmmune Inc., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [------------------], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [---------] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the "Warrant Shares").

(iii)	Section 5 of the Original Series C Warrants is hereby amended and restated in its entirety as follows:

5           MANDATORY EXERCISE.  If at any time from and after the Issuance Date (i) the VWAP of the Common Stock listed on the Principal Market equals or exceeds $1.00 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the Issuance Date) for not less than ten (10) consecutive Trading Days (the "Mandatory Exercise Measuring Period") and (ii) no Equity Conditions Failure (as defined below) has occurred (unless the Holder has waived such Equity Conditions Failure) as of such date (clauses (i) and (ii), the "Mandatory Exercise Conditions"), then the Company shall have the right to require the Holder to exercise all or any portion of this Warrant still unexercised for a cash exercise, as designated in the Mandatory Exercise Notice on the Mandatory Exercise Date (each as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 1 hereof at the Exercise Price as of the Mandatory Exercise Date (as defined below) (a "Mandatory Exercise").  The Company may exercise its right to require exercise under this Section 5 by delivering within not more than two (2) Trading Days following the end of such Mandatory Exercise Measuring Period a written notice thereof by facsimile and electronic mail to the Holder (the "Mandatory Exercise Notice" and the date that the Holder received such notice is referred to as the "Mandatory Exercise Notice Date").  The Mandatory Exercise Notice shall be irrevocable.  The Mandatory Exercise Notice shall (x) state (I) the Trading Day on which the Mandatory Exercise shall occur, which shall be the third Trading Day following the Mandatory Exercise Notice Date (the "Mandatory Exercise Date") and (II) the aggregate number of Warrants which the Company has elected to be subject to such Mandatory Exercise from the Holder (the "Mandatory Exercise Amount") pursuant to this Section 5 and (y) certify that the Mandatory Exercise Conditions have been satisfied.  The Mandatory Exercise thereunder may only occur on the Mandatory Exercise Date if there is no Equity Conditions Failure (unless the Holder has waived such Equity Conditions Failure) during the ten (10) consecutive Trading Day period that occurs immediately prior to the Mandatory Exercise Date (the "Mandatory Exercise Bring-Down Conditions").

The Company shall deliver to the Holder a notice no later than 10:00 a.m., New York Time, on the Mandatory Exercise Date (the "Bring-Down Notice"), which notice shall certify whether or not the Mandatory Exercise Bring-Down Conditions have been satisfied.  If the Mandatory Exercise Bring-Down Conditions have not been satisfied at such time (and are not waived by the Holder), the Mandatory Exercise Notice will be null and void, ab initio.    Notwithstanding anything to the contrary in this Section 5, until the Mandatory Exercise has occurred, the Mandatory Exercise Amount may be exercised, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 1.  The Company covenants and agrees that it will honor all Exercise Notices tendered from the time of delivery of the Mandatory Exercise Notice until the Mandatory Exercise has occurred.  Unless otherwise indicated by the Holder, all Warrants exercised by the Holder after the Mandatory Exercise Notice Date shall reduce the Mandatory Exercise Amount of this Warrant required to be exercised on the Mandatory Exercise Date.  Upon an Equity Conditions Failure, the Holder may revoke any Exercise Notice delivered after the Mandatory Exercise Notice is received by the Holder, and the Company, within one (1) Business Day of such revocation, shall return the Aggregate Exercise Price applicable to any such Exercise Notice(s) to the Holder by wire transfer of immediately available funds and any Warrants so exercised shall be deemed reinstated and returned to the Holders, if applicable.  Delivery of any shares of Common Stock issuable pursuant to a Mandatory Exercise shall be made electronically to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal at Custodian system in accordance with the provisions of Section 1 above.

Notwithstanding anything to the contrary contained herein, if the Holder’s obligation to exercise this Warrant upon a Mandatory Exercise would result in the Holder exceeding the Maximum Percentage, the Holder shall still be required to exercise the Warrants and pay the Exercise Price for all Warrant Shares (without regard to the Maximum Percentage), but the Holder shall not be entitled to receive any shares of Common Stock to the extent such shares of Common Stock would result in the Holder exceeding the Maximum Percentage (the “Excess Shares”) (or the beneficial ownership of, including voting rights with respect to, any such Excess Shares) and any Excess Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage.

(v)	The Original Series C Warrants are hereby amended by adding the following definitions to Section 16:

"Equity Conditions" means each of the following conditions: (i) a registration statement shall be effective and available for the issuance or resale of all remaining Warrant Shares issuable upon exercise of this Warrant; (ii) the Company shall have delivered all shares of Common Stock upon exercise of all warrants previously exercised by the Holder, including under this Warrant, in each case in accordance with the terms of the applicable warrants; (iii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iv) the Holder shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or any of their respective agents or affiliates; and (v) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market. For point of clarification, the non-delivery of shares of Common Stock as a result of their designation as "Excess Shares" shall not constitute an Equity Conditions Failure.

"Equity Conditions Failure" means that on any day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

Section 3.  Eastern Transaction.  In consideration for the Company's execution of this Agreement, the Holder hereby acknowledges and agrees that, notwithstanding the provisions of the Original Series A Warrants (i) the Eastern Transaction and any adjustments to the exercise price or additional issuances of Series A-1, B-1 and C-1 Warrants issued to Eastern, respectively, as contemplated in a restructure agreement on materially the same terms as this Agreement (“Eastern Restructure Agreement”), shall be deemed to be an "Excluded Issuance" (as defined in the Original Series A Warrants), (ii) the Eastern Transaction and the Eastern Restructure Agreement shall not be deemed to be a "Dilutive Issuance" (as defined in the Original Series A Warrants) and (iii) no adjustment to the Exercise Price under the Original Series A Warrants shall be deemed to have occurred, at any time from and after the Original Issuance Date (as defined below), solely as a result of the Eastern Transaction or the Eastern Restructure Agreement.  The parties acknowledge and agree that by entering into this Agreement that they have fully and finally settled the Dispute, including all claims or potential claims for costs and expenses incurred in connection with the Dispute.

Section 4.  Ratifications; Inconsistent Provisions; Tacking.  Except as otherwise expressly provided herein, each Original Warrant, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in an Original Warrant to “this Warrant”, “hereto”, “hereof”, “hereunder” or words of like import referring to an Original Warrant shall mean such Original Warrant as amended by this Agreement.  In addition, all references to an Original Warrant in any other warrant issued by the Company pursuant to the Securities Purchase Agreement shall instead refer to such Original Warrant as amended by this Agreement. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of an Original Warrant and this Agreement, the provisions of this Agreement shall control and be binding.  The parties hereto acknowledge and agree that, notwithstanding this Agreement, the issuance date of each Original Warrant, as amended hereby, shall be deemed to be January 13, 2015 (the “Original Issuance Date”), and that the holding period of such Warrant by the Holder, for purposes of Rule 144, began on the Original Issuance Date.  In addition, the parties acknowledge and agree that, in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, each Original Warrant, as amended hereby, shall take on the registered characteristics of each such Original Warrant.  The Company agrees not to take any position contrary to this Section 4.

Section 5.  Miscellaneous Provisions.

a.
Except as modified by this Agreement, the Original Warrants remain in full force and effect as originally written.  This Agreement is governed by and construed in accordance with the laws of the State of New York and is otherwise subject to all provisions set forth in Section 12 of the Original Warrants.

b.
No later than one Business Day following the Effective Date, the Company shall reimburse the Holder or its designee(s) for $30,000 of costs and expenses incurred in connection with the transactions contemplated by this Agreement and in connection with the Dispute by wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Holder.  The Company shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement and in connection with the Dispute.

c.
On or before 8:30 a.m. (New York City time) on the Fourth Trading Day immediately following date of this Agreement, the Company shall issue a press release announcing this Agreement along with a Current Report on Form 8-K with the Securities and Exchange Commission, which Form 8-K shall include a form of this Agreement as an attachment thereto. After issuance of such press release, the Company represents that the Holder will not be in possession of any material non-public information respecting the Company or the Company’s subsidiaries. Further, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide the Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.  Effective upon the filing of the press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. To the extent that the Company, any of its subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to the Holder or any of its affiliates without its consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information.  The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

d.
Each party shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

e.
The parties to this Agreement acknowledge that the Registration Statement on Form S-3 as referenced in Section 4(a) of the Securities Purchase Agreement is no longer effective as the Company does not meet the required market capitalization and the Company is currently working in good faith to prepare, file and have deemed effective an amendment to such Registration Statement on Form S-1 (“Registration Statement”). As a result, the parties agree that: (1) the term of the Series B Warrant will be extended until 11:59 p.m. (New York time) on the earlier of: (A) September 4, 2015 or (B) the thirtieth (30th) day following the effectiveness of the Registration Statement, but in no event sooner than August 20, 2015, and (2) the cashless exercise provision found in Section (1)(d) of each of the Original Series B and Series C Warrant shall not be exercisable until 11:59 p.m. (New York time) on August 17, 2015 assuming the absence of an effective Registration Statement.

f.
All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instruments and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

TAPIMMUNE INC.

By:___________________
Name: Glynn Wilson
Title: Chief Executive Officer

Acknowledged and Accepted as of the date first written above:

[HOLDER]
By: [--------------------]

By:_______________
Name:
Title: